Exhibit 99.1

Wolfspeed, Inc. Appoints Semiconductor Industry Veteran Robert Feurle as Chief Executive Officer and Board Member

Feurle Takes the Helm at Global Silicon Carbide Leader on May 1, 2025, to Drive Operational Excellence and Accelerate Profitability

Proven Executive has Led Large, High-Stakes Business Units for Multiple High Profile Semiconductor Companies

Appointment Advances Wolfspeed’s Strategic Vision and Long-Term Value Creation

DURHAM, N.C., March 27, 2025 — Wolfspeed, Inc. (NYSE: WOLF), the global leader in silicon carbide technology, today announced the appointment of Robert Feurle as Chief Executive Officer (CEO), effective May 1, 2025, following a comprehensive internal and external search by the Board of Directors. Feurle succeeds Thomas Werner, who is serving as interim Executive Chairman and will return as Chairman of the Board following the transition.

Feurle brings more than 20 years leading global organizations that develop the most advanced power semiconductor solutions in automotive and other high voltage applications, including both silicon and silicon carbide. A citizen of both the United States and Germany, Feurle will be returning to the United States where he previously spent a decade in executive roles at Micron Technology and will be relocating to the Company’s headquarters in Durham, North Carolina, where he will work closely with Werner to ensure a smooth transition.

Most recently, he served as Executive Vice President and General Manager of the Opto Semiconductors Business Unit at ams-OSRAM AG, where he was responsible for managing more than 10,000 employees in sites and factories around the world. There, he expanded market share and accelerated the introduction of cutting-edge LED and Laser products into automotive and new advanced LED applications. Previously, at Infineon Technologies, Micron Technology, Qimonda, and Siemens, Feurle successfully managed strategic initiatives that enhanced competitiveness and increased revenue growth in challenging global markets.

“We are excited to welcome Robert to Wolfspeed to lead the Company into its next chapter. With a history of delivering significant operational enhancements and profitability improvements, and deep industry expertise, we are confident that Robert is the right individual to take the helm during this stage in the Company’s lifecycle. His history of driving success and operational excellence in each of his previous roles is a significant contributor to our decision to appoint him as CEO. The Board and I look forward to working closely with Robert to successfully navigate near-term market dynamics and ultimately position the Company for long-term value creation,” said Thomas Werner, Executive Chairman.

“I am grateful for the opportunity to lead Wolfspeed during such a transformative period. During my tenure at Infineon, I became intimately familiar with the silicon carbide industry and saw firsthand Wolfspeed’s impressive leadership in the space. I believe we have just begun to scratch the surface of the vast potential of silicon carbide. Wolfspeed’s world-class facilities, exceptional talent, and robust intellectual property, position us to maintain and expand our market leadership,” said Feurle.

Throughout his career, Feurle has consistently driven successful growth strategies, innovative product development, and market expansion initiatives. At ams-OSRAM, Feurle significantly enhanced the market presence of the Opto Semiconductors division through accelerated innovation in advanced compound semiconductor solutions.

Previously at Infineon Technologies, he strategically expanded market opportunities by spearheading new product introductions in the field of IGBT and silicon carbide technologies and leading a global business unit focused on competitive differentiation and profitable growth. He was also part of the team at Infineon supporting the proposed acquisition of the Wolfspeed operations in 2016. His deep experience in market-driven technology innovation and strategic business scaling makes him uniquely suited to advance Wolfspeed’s global leadership in silicon carbide technology.

Feurle joins the company as it continues to focus on improving financial performance and accelerating its path to generate positive free cash flow, take aggressive steps to strengthen its balance sheet and raise cost-effective capital required to support its long-term growth plan.

“With all of the Company’s competitive advantages I feel very confident that we will be able to work through this transformative period to refresh the operating plan, improve financial performance and accelerate our path to positive free cash flow.” Feurle continued, “I look forward to working closely with the Board and our talented team to deliver exceptional value to all of our stakeholders.”

About Robert Feurle

Robert Feurle is a semiconductor industry veteran, bringing more than 20 years of experience in driving operational excellence and financial strength. Prior to his appointment as Wolfspeed’s CEO, Feurle’s recent experience includes serving as Executive Vice President of the Opto Semiconductor business unit at ams-OSRAM AG (SIX: AMS) and Vice President and General Manager of Integrated Solutions and Discretes at Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY). He also held various leadership and operational roles at Micron Technology, Inc. (Nasdaq: MU), Qimonda AG and Siemens AG.

Feurle holds a degree in Electrical Engineering from the University of Applied Sciences in Konstanz, Germany.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.

X (formerly Twitter): @Wolfspeed

LinkedIn: @Wolfspeed

Wolfspeed® is a registered trademark and The Power to Make It Real™ is a trademark of Wolfspeed, Inc.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our strategic plans and priorities, including our plans to improve financial performance and create long-term value, and our ability to generate positive free cash flow, optimize our capital structure, access funding, and achieve profitability. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East, changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with our expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; our ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; our ability to take certain actions with respect to our capital and debt structure, including issuing the full amount of senior notes under our agreements with our lenders and restructuring or refinancing our convertible notes; the risk that we do not meet our production commitments to those customers who provide us with capacity reservation deposits or similar payments; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back our manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; our ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for our products will not develop as we expect, including the adoption of our products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may continue to negatively impact demand for our products; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to our operations, supply chain, including our contract manufacturers, or customer demand; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that we are not able to successfully execute or achieve the potential benefits of our efforts to enhance our value; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this release. Except as required under the United States federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Investor Relations:

Tyler Gronbach

Wolfspeed, Inc.

Vice President of External Affairs

Phone: 919-407-4820

investorrelations@wolfspeed.com

Media Relations:

Bridget Johnson

Head of Corporate Marketing and Communications

Phone: 919-407-6651

media@wolfspeed.com

Source: Wolfspeed, Inc.